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                                                                    EXHIBIT 10.3

                                 PROMISSORY NOTE

$1,550,000                                                      October 31, 2002

         FOR VALUE RECEIVED, the undersigned, iMapData.com, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of BrandPartners Group, Inc., a Delaware corporation ("Holder"), as the Holder of this Promissory Note (this "Note"), the principal sum of One Million Five Hundred Fifty Thousand Dollars ($1,550,000), without interest, in accordance with the terms and provisions of this Note.

         1. Interest; Payments. This Note shall be without interest. The outstanding principal balance of this Note shall be due and payable on November 21, 2002 (the "Maturity Date"). This Note can be prepaid at anytime by Maker without penalty.

         2. Events of Default. Each of the following shall constitute an Event of Default hereunder: (a) Maker's failure to pay the entire outstanding principal balance hereunder on or before the Maturity Date or (b) any default by Maker under that certain Pledge and Escrow Agreement, dated as of even date herewith, between the Maker and the Holder (the "Pledge Agreement").

         3. Remedies. Upon the occurrence of an Event of Default, Holder may avail itself of any legal or equitable rights which Holder may have at law or in equity or under this Note, the Pledge Agreement or the Stock Redemption Agreement (as herein defined).

         4. Governing Law. The provisions of this Note shall be governed and construed according to the law of the State of Delaware, without giving effect to its conflicts of laws provisions.

         5. Expenses of Collection. If this Note is referred to any attorney for collection, whether or not suit has been filed or any action instituted or taken to enforce or collect under this Note, Maker shall pay all of Holder's reasonable costs, fees (including reasonable attorneys' and paralegals' fees) and expenses in connection with such referral.

         6. Security. Payment of the indebtedness evidenced by this Note is secured by the Pledge Agreement.


         7. Notices.

                  (a) All notices hereunder shall be in writing and shall be deemed to have been effectively given (i) upon hand delivery, with receipt therefor, (ii) one (1) business day after deposit with a nationally recognized overnight courier, with receipt therefor, and (iii) three (3) business days after having been sent by certified or registered mail, postage prepaid, return receipt requested, as follows:


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         Maker:                     iMapData.com, Inc.
                                    1615 L Street, N.W., Suite 540
                                    Washington, D.C.  20036
                                    Attn:  Chief Executive Officer

         With copy to:              Venable, Baetjer, Howard & Civiletti, LLP
                                    1201 New York Avenue, N.W.
                                    Suite 1000 Washington, D.C.
                                    20005-3917
                                    Attn:  Robert Gottlieb, Esquire

         If to Holder:              BrandPartners Group, Inc.
                                    777 Third Avenue, 30th Floor
                                    New York, New York  10017
                                    Attn:  Edward T. Stolarski, CEO

         With copy to:              Modlin Haftel & Nathan, LLP
                                    777 Third Avenue, 30th Floor
                                    New York, New York  10017
                                    Attn:  Charles M. Modlin

                  (b) Any of the foregoing persons may change the address to which notices are to be delivered to it hereunder by giving written notice to the others as provided in this Paragraph 7.

         8. Severability. In the event that any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         9. Captions. The captions herein are for convenience of reference only and in no way define or limit the scope or content of this Note or in any way affect its provisions.

         10. Time of the Essence. It is expressly agreed that time is of the essence in the performance of the obligations set forth in this Note.

         11. Assignment. Holder may not assign this Note to any person or entity without the consent of the Maker. Maker shall not assign this Note without the prior written consent of Holder. This Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         12. Offset. In the event Holder shall be in breach of any representation, warranty, covenant or shall have an indemnification obligation to Maker under that certain Stock Redemption Agreement, dated as of even date herewith, between Maker and Holder (the "Stock Redemption Agreement"), Maker shall be entitled to seek satisfaction of any damages resulting



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from such breach or any indemnification obligation through an offset against the principal amount of this Note in accordance with the Stock Redemption Agreement.

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         IN WITNESS WHEREOF, Maker has executed this Promissory Note under seal on the date first written above.

                                    MAKER:

                                    IMAPDATA.COM., INC., a Delaware corporation

                                    By: /s/ William Lilley, III
                                        ----------------------------------------
                                    Name:   William Lilley, III
                                    Title:  Chairman and Chief Executive Officer


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